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                                                                    EXHIBIT 28.6


              MONTHLY SERIES 1999-2 CERTIFICATEHOLDERS' STATEMENT

                      THE FIRST NATIONAL BANK OF ATLANTA

                 _____________________________________________

                       WACHOVIA CREDIT CARD MASTER TRUST

                 _____________________________________________


     Listed below is the information which is required to be prepared with respect to the distribution date of January 18, 2000 and with respect to the performance of the Trust during the related Monthly period.

     Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.


D.   Information Regarding the Current Monthly Distribution (Stated on the Basis
     ---------------------------------------------------------------------------
     of $1,000 Original Certificate Principal Amount)
     ------------------------------------------------

     1.   The amount of the current monthly
          distribution in respect of Class A
          Monthly Principal                                              $0.00

     2.   The amount of the currently monthly
          distribution in respect of Class B
          Monthly Principal                                              $0.00

     3.   The amount of the currently monthly
          distribution in respect of Collateral
          Monthly Principal                                              $0.00

     4.   The amount of the currently monthly
          distribution in respect of Class A
          Monthly Interest                                               $6.27

     5.   The amount of the currently monthly
          distribution in respect of Class A
          Deficiency Amounts                                             $0.00

     6.   The amount of the currently monthly
          distribution in respect of Class A
          Additional Interest                                            $0.00


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     7.   The amount of the currently monthly
          distribution in respect of Class B                $          6.50
          Monthly Interest

     8.   The amount of the currently monthly
          distribution in respect of Class B                $          0.00
          Deficiency Amounts

     9.   The amount of the currently monthly
          distribution in respect of Class B                $          0.00
          Additional Interest

     10.  The amount of the currently monthly
          distribution in respect of Collateral             $          6.72
          Monthly Interest

     11.  The amount of the currently monthly
          distribution in respect of any
          accrued and unpaid Collateral                     $          0.00
          Monthly Interest

E.   Information Regarding the Performance of the Trust
     --------------------------------------------------

     1.   Collection of Principal Receivables
          -----------------------------------

          (a)  The aggregate amount of
               Collections of Principal
               Receivables processed during
               the related Monthly Period
               which were allocated in respect
               of the Class A Certificates                  $ 44,015,925.94

          (b)  The aggregate amount of
               Collections of Principal
               Receivables processed during
               the related Monthly Period
               which were allocated in respect
               of the Class B Certificates                  $  3,053,127.81

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          (c)  The aggregate amount of
               Collections of Principal
               Receivables processed during
               the related Monthly Period
               which are allocated in respect
               of the Collateral Interest                  $     3,816,409.76

     2.   Principal Receivables in the Trust
          ----------------------------------

          (a)  The aggregate amount of
               Principal Receivables in the
               Trust as of the end of the
               day on the last day of the
               related Monthly Period                      $ 2,691,743,243.95

          (b)  The amount of Principal
               Receivables in the Trust
               represented by the Investor
               Interest of Series 1999-2
               as of the end of the day on
               the last day of the related
               Monthly Period                              $   500,000,000.00

          (c)  The amount of Principal
               Receivables in the Trust
               represented by the Series
               1999-2 Adjusted Investor
               Interest as of the end of
               the day on the last day of
               the related Monthly Period                  $   500,000,000.00

          (d)  The amount of Principal
               Receivables in the Trust
               represented by the Class A
               Investor Interest as of the end
               of the day on the last day of
               the related Monthly Period                  $   432,500,000.00

          (e)  The amount of Principal
               Receivables in the Trust
               represented by the Class A
               Adjusted Investor Interest as of
               the end of day on the last day
               of the related Monthly Period               $   432,500,000.00


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(f)  The amount of Principal
     Receivables in the Trust
     represented by the Class B
     Investor Interest as of the
     end of the day on the last day
     of the related Monthly Period                        $30,000,000.00

(g)  The amount of Principal
     Receivables in the Trust
     represented by the Collateral
     Interest as of the end of the
     related Monthly Period                               $37,500,000.00

(h)  The Floating Investor Percentage
     with respect to the related
     Monthly Period                                              19.0092%

(i)  The Class A Floating Allocation
     with respect to the related
     Monthly Period                                              86.5000%

(j)  The Class B Floating Allocation
     with respect to the related
     Monthly Period                                               6.0000%

(k)  The Collateral Floating Allocation
     with respect to the related
     Monthly Period                                               7.5000%

(l)  The Fixed Investor Percentage
     with respect to the related
     Monthly Period                                              19.0092%

(m)  The Class A Fixed Allocation
     with respect to the related
     Monthly Period                                              86.5000%

(n)  The Class B Fixed Allocation
     with respect to the related
     Monthly Period                                               6.0000%

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          (o)  The Collateral Fixed Allocation
               with respect to the related
               Monthly Period                                            7.5000%


     3.   Delinquent Balances
          -------------------

          The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly Period:

                                                Aggregate             Percentage
                                                  Account               of Total
                                                  Balance            Receivables
                                                  -------            -----------

          (a)  39 - 59 days:                 $26,312,601.60              0.9654%
                                             --------------
          (b)  60 - 89 days:                 $17,088,377.05              0.6270%
                                             --------------
          (c)  90 - or more days:            $29,071,748.78              1.0666%
                                             --------------
                                  Total:     $72,472,727.43              2.6589%
                                             --------------

     4.   Investor Default Amount
          -----------------------

          (a)  The Aggregate Investor Default
               Amount for the related Monthly
               Period                                            $ 1,981,858.86

          (b)  The Class A Investor Default
               Amount for the related Monthly
               Period                                            $ 1,714,307.91

          (c)  The Class B Investor Default
               Amount for the related Monthly
               Period                                            $   118,911.53

          (d)  The Collateral Default Amount
               for the related Monthly Period                    $   148,639.41

     5.   Investor Charge Offs
          --------------------

          (a)  The aggregate amount of
               Class A Investor Charge-Offs
               for the related Monthly Period                    $         0.00


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          (b)  The aggregate amount of
               Class A Investor Charge-Offs
               set forth in 5 (a) above per
               $1,000 of original Certificate
               principal amount                                          $0.00


          (c)  The aggregate amount of Class
               B Investor Charge-Offs for the
               related Monthly Period                                    $0.00

          (d)  The aggregate amount of Class
               B Investor Charge-Offs set forth
               in 5 (c) above per $1,000 of
               original certificate principal
               amount                                                    $0.00

          (e)  The aggregate amount of
               Collateral Charge-Offs for the
               related Monthly Period                                    $0.00

          (f)  The aggregate amount of
               Collateral Charge-Offs set
               forth in 5 (e) above per $1,000
               of original certificate principal
               amount                                                    $0.00

          (g)  The aggregate amount of Class A
               Investor Charge-Offs reimbursed
               on the Transfer Date immediately
               preceding this Distribution Date                          $0.00

          (h)  The aggregate amount of Class A
               Investor Charge-Offs set forth
               in 5 (g) above per $1,000 original
               certificate principal amount re-
               imbursed on the Transfer Date
               immediately preceding this
               Distribution Date                                         $0.00

          (i)  The aggregate amount of Class B
               Investor Charge-Offs reimbursed
               on the Transfer Date immediately
               preceding this Distribution Date                          $0,00


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     (j)  The aggregate amount of Class B
          Investor Charge-Offs set forth in 5
          (i) above per $1,000 original
          certificate principal amount reimbursed
          on the Transfer Date immediately preceding
          this Distribution Date                               $      0.00

     (k)  The aggregate amount of Collateral
          Charge-Offs reimbursed on the Transfer Date
          immediately preceding this Distribution Date         $      0.00

     (l)  The aggregate amount of Collateral
          Charge-Offs set forth in 5(k)
          above per $1,000 original certificate
          principal amount reimbursed on the Transfer
          Date immediately preceding Distribution Date         $      0.00

6.   Investor Servicing Fee
     ----------------------

     (a)  The amount of the Class A Servicing Fee
          payable by the Trust to the Servicer
          for the related Monthly Period                       $360,416.67

     (b)  The amount of the Class B Servicing Fee
          payable by the Trust to the Servicer for
          the related Monthly Period                           $ 25,000.00

     (c)  The amount of the Collateral Interest
          Servicing Fee payable
          by the Trust to the Servicer for
          the related Monthly Period                           $ 31,250.00

7.   Reallocations
     -------------

     (a)  The amount of Reallocated Collateral
          Principal Collections with respect to
          this Distribution Date                               $      0.00

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     (b)  The amount of Reallocated
          Class B Principal Collections
          with respect to this Distri-
          bution Date                                         $         0.00


     (c)  The Collateral Interest as
          of the close of business on
          this Distribution Date                              $37,500,000.00


     (d)  The Class B Investor Interest
          as of the close of business
          on this Distribution Date                           $30,000,000.00


8.   Collection of Finance Charge Receivables
     ----------------------------------------

     (a)  The aggregate amount of
          Collections of Finance Charge
          Receivables processed during the
          related Monthly Period which
          were allocated in respect of the
          Class A Certificate                                 $ 6,175,787.29


     (b)  The aggregate amount of
          Collections of Finance Charge
          Receivables processed during the
          related Monthly Period which
          were allocated in respect of
          the Class B Certificates                            $   428,378.31


     (c)  The aggregate amount of
          Collections of Finance Charge
          Receivables processed during the
          related Monthly Period which
          were allocated in respect of
          the Collateral Interest                             $   535,472.89


9.   Principal Funding Amount


     (a)  The principal amount on
          deposit in the Principal
          Funding Account on the
          related Transfer Date                               $         0.00

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     (b)  The Accumulation Shortfall
          with respect to the related
          Monthly Period                             $        0.00

     (c)  The Principal Funding In-
          vestment Proceeds deposited
          in the Finance Charge Account
          on the related Transfer Date               $        0.00

     (d)  The amount of all or the
          portion of the Reserve Draw
          Amount deposited in the
          Finance Charge Account on the
          related Transfer Date from
          the Reserve Account                        $        0.00

10.  Reserve Draw Account                            $        0.00
     --------------------

11.  Available Funds
     ---------------

     (a)  The amount of Class A
          Available Funds on deposit
          in the Finance Charge Account
          on the related Transfer Date               $6,175,787.29

     (b)  The amount of Class B
          Available Funds on deposit
          in the Finance Charge Account
          on the related Transfer Date               $  428,378.31

     (c)  The amount of Collateral
          Available Funds on deposit in
          the Finance Charge Account on
          the related Transfer Date                  $  535,472.89

12.  Portfolio Yield
     ---------------

     (a)  The Portfolio Yield for the
          related Monthly Period                           13.3787%

     (b)  The Portfolio Adjusted Yield
          for the related Monthly Period                    4.9308%

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F.  Floating Rate Determinations
    ----------------------------

    1.  LIBOR for the interest Period
        ending on this Distribution Date                    6.46250%


   The First National Bank
   of Atlanta
   Servicer

                            By:  Michael L. Scheuerman
                            Title:  Senior Vice President

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